September 3, 1999



Craig B. Collins, Vice
 President, Finance and
 Chief Financial Officer
Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, California 95407-7397

RE:  ISSUANCE OF SECURITIES ON FORM S-8 REGISTRATION STATEMENT

Dear Mr. Collins:

     This letter is written to you in connection with the filing on or about August 30, 1999, of the Registration Statement on Form S-8 with the Securities and Exchange Commission for the purpose of registering 1,024,000 shares of Common Stock, $.01 par value, offered by Optical Coating Laboratory, Inc. (the "Company"), where 400,000 shares were or are to be offered pursuant to the Company's 1999 Employee Stock Purchase Plan, 600,000 shares were or are to be offered pursuant to the Company's 1999 Incentive Compensation Plan and 24,000 shares were or are to be offered pursuant to the Company's 1999 Director Stock Plan (the 1999 Employee Stock Purchase Plan, the 1999 Incentive Compensation Plan and the 1999 Director Stock Plan collectively referred to herein as the "Plans").

     As counsel for the Company, we have examined, among other things, originals or copies identified to our satisfaction as being true copies of the above-referenced Registration Statement, Certificate of Incorporation and By-Laws of the Company, the corporate resolutions adopting the Plans and authorizing the issuance of options, unrestricted stock bonuses, restricted stock bonuses, stock paid for with a recourse and non-recourse promissory note, and stock withholding to satisfy tax liabilities under the Plans, and other pertinent documents and instruments of the Company. In addition to such examination, we have obtained from Directors and Officers of the Company such other information and advice as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, and our examination and consideration of such other factual and legal matters as we have deemed appropriate in the premises, we are of the opinion that the shares to be registered will, when sold in accordance with the terms of the Plans, be legally issued, fully paid and non-assessable.

     We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the aforementioned Registration Statement.

Very truly yours,



Collette & Erickson LLP

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